EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



Name: Polar Capital Corporation

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Mindspeed Technologies, Inc. [MSPD]

Date of Event requiring statement: December 22, 2008





/S/  TOM SABOURIN
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Tom Sabourin
Vice President

                         FORM 4 JOINT FILER INFORMATION



Name: Mr. John Paul Sabourin

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Mindspeed Technologies, Inc. [MSPD]

Date of Event requiring statement: December 22, 2008






/S/  JOHN PAUL SABOURIN
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John Paul Sabourin